UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 21, 2012

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH  45201

(Address of principal executive offices)

Registrant’s telephone number:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07          Submission of Matters to a Vote of Security Holders.

(a)   June 21, 2012 — Annual Meeting

(b)   The shareholders elected fourteen directors to serve until the annual meeting in 2013, or until their successors have been elected and qualified; approved executive compensation on an advisory basis;  and ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for the year 2012.  The shareholders defeated a shareholder proposal to recommend a revision to Kroger’s Code of Conduct and a shareholder proposal regarding extended producer responsibility for post-consumer package recycling.  The final results are as follows:

To Serve Until 2013	For	Against	Abstain	Broker Non-Votes

Reuben V. Anderson	429,088,214	10,030,105	1,635,336	41,104,281

Robert D. Beyer	428,235,532	10,907,163	1,610,960	41,104,281

David B. Dillon	422,268,984	16,685,330	1,799,341	41,104,281

Susan J. Kropf	433,273,344	5,920,409	1,559,902	41,104,281

John T. LaMacchia	428,318,048	10,814,237	1,621,370	41,104,281

David B. Lewis	433,875,754	5,265,046	1,612,855	41,104,281

W. Rodney McMullen	430,572,063	8,563,447	1,618,145	41,104,281

Jorge P. Montoya	434,484,038	4,673,410	1,596,206	41,104,281

Clyde R. Moore	429,348,795	9,905,191	1,499,669	41,104,281

Susan M. Phillips	434,505,850	4,643,103	1,604,702	41,104,281

Steven R. Rogel	428,014,348	11,159,327	1,579,980	41,104,281

James A. Runde	433,814,284	5,291,573	1,647,798	41,104,281

Ronald L. Sargent	417,101,131	22,083,048	1,569,476	41,104,281

Bobby S. Shackouls	429,497,662	9,694,834	1,561,159	41,104,281

	For	Against	Abstain	Broker Non-Votes
Advisory vote approving executive compensation	420,234,082	18,983,256	1,536,317	41,104,281

	For	Against	Abstain
Approve PricewaterhouseCoopers LLP as auditors for 2012	473,244,707	7,346,266	1,266,963

	For	Against	Abstain	Broker Non-Votes
Shareholder proposal (recommending revision to Kroger’s Code of Conduct)	56,317,935	342,920,234	41,515,486	41,104,281

	For	Against	Abstain	Broker Non-Votes
Shareholder proposal (regarding extended producer responsibility for post-consumer package recycling)	50,552,296	343,299,095	46,902,264	41,104,281

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 26, 2012	By:	/s/ Paul Heldman
Paul Heldman
Executive Vice President, Secretary
General Counsel